SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Rule 14a-11c or or Rule 14a-12

                            WESTERN RESOURCES, INC.
-----------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            WESTERN RESOURCES, INC.
-----------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(I)(1), or 14a-6(I)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3)
/ /  Fee computed  on   table  below   per  Exchange   Act  Rules  14a-6(I)(4)
     and 0-11

     1) Title of each class of securities to which transaction applies:
-----------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
-----------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
-----------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
-----------------------------------------------------------------
Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------

/x/  Filing fee paid with preliminary filing.


     The following presentation was distributed to financial analysts on or about June 11, 1998:


COVER

                  PUTTING THE PIECES TOGETHER

                                       Western Resources [Logo]


TITLE PAGE

                       Western Resources
                 "Putting the Pieces Together"

                         BT Alex. Brown
                  West Coast Utilities Seminar

PAGE 1

                       Western Resources
                     is a leading consumer
                     services company with
                     interests in monitored
                      security and energy.


PAGE 2
                        Focus on Growth
     Generate non-cyclical recurring monthly revenues (RMR)

     Maximize financial returns

     Monetize those assets not fitting this criteria


PAGE 3
                        Focus on Growth
     Expand national branded presence

     Grow customer base

     Add lines of business


PAGE 4
                        Focus on Growth

             Our extended company's customer goals

                     Dec
                    1996      Today        1999         2001
                ------------------------------------------------
Security          430,000   1,350,000    1,725,000    2,700,000
Gas               650,000   1,400,000    1,400,000    3,000,000
Electric          600,000     614,000    1,057,000    2,000,000
                ------------------------------------------------
Total           1,680,000   3,364,000    4,182,000    7,700,000


PAGE 5

                       Western Resources

                  Monitored Security Strategy


PAGE 6

                         Protection One
                             [Logo]


PAGE 7
                    Protection One Overview

     #1 residential market share in large and growing markets - California, Florida and Texas

     1.3 million subscribers -- 80%+ residential

     Second largest national provider of security alarm monitoring and related services

     Experienced and successful management team

     Excellent financial performance


PAGE 8
                    Protection One Strategy

     Establish #1 national residential market position

     Continue to generate strong growth
          Dealer program
          Acquisitions
          Other distribution channels, including strategic alliances

     Expand customer relationships

     Build preeminent national brand name

     Continue to improve margins and achieve strong financial performance


PAGE 9
(This page contains a color coded map of the United States disclosing the number of security customers in each state.)

                    Strong National Presence

Yellow  > 125,000  Include CA, FL, and TX
Red 20,000 - 125,000 Include AZ, GA, KS, MI, NC, NV,
                             NY, OH, OK, OR, TN, and WA
Blue  < 20,000  Include all remaining states


PAGE 10

                  Favorable Market Conditions

     Residential market growth in excess of 15% per year

     Consolidation of fragmented market

     Low residential penetration (11%)

     Demographic trends


PAGE 11
(This page contains a bar graph)

                  Annual Growth of New Systems
(In Millions)
1991 - 1.9
1992 - 2.0
1993 - 2.1
1994 - 2.1
1995 - 2.2
1996 - 2.3
1997 - 2.4

Note: Approximately 67% of systems installed are residential and small commercial. Source : Security Sales


PAGE 12
(This page contains a flowchart)

           Growth Strategy Leverages Market Dynamics

                           _________________________________________
                          |         Rapid Subscriber Growth         |
                          |_________________________________________|
                                    ^                       ^
                                    |                       |
      _____________        _________|________       ________|_______
     |  Alliances  |______|  Dealer Program  |     |  Acquisitions  |
     |_____________|      |__________________|     |________________|
            ^                       ^                       ^
            |                       |                       |
      ______|_______       _________|________       ________|_______
     | New Channels |     |  Market Growth   |     | Consolidation  |
     |______________|     |__________________|     |________________|



PAGE 13
                Security Creates Franchise Value

     High margin, recurring revenues

     Long-term customer relationships

     Reliable growth machine creates value with each new subscriber

     Excellent strategic position for partnering

     Increased brand awareness


PAGE 14
                      Strategic Alliances

     Partnership benefits to Protection One:
          Proprietary source of prospective customers
          Increased density of subscriber base
          Reduction in cost to generate new subscribers
          Branding

     Partnership benefits to partners:
          Revenue enhancement and customer base expansion
          Increase brand loyalty and customer retention

     Key Alliances
          Pacific Power
          Utah Power
          Salt River Project
          Kansas City Power & Light
          Oklahoma Natural Gas
          KPL/KGE
          Kaufman and Broad
          Southwestern Bell


PAGE 15
                       Enhanced Services

     Innovative and comprehensive portfolio of enhanced services
          Extended service protection
          Patrol and alarm response
          Two-way voice communication
          Supervised monitoring services
          Pager service
          Cellular phone line back-up
          Medical ID card
          Mobile services

     Offered as a bundled package with monitoring services


PAGE 16
                       Growth Objectives

     Positive earnings contribution to Western Resources

     Revenue and subscriber growth of 25%

     EBITDA growth of 30%

     Reduce weighted average cost of capital

     Generate shareholder accretion from growth activities


PAGE 17
(This page contains a bar graph)

                    Expanding EBITDA Margins

Sept. 1995  -   39.8%
Sept. 1996  -   43.8%
Sept. 1997  -   45.3%
Pro Forma 1998 Q1  -   46.0%


PAGE 18
                     Investment Highlights

     Growing and consolidating industry

     Strong revenue and earnings growth opportunities

     Leading national provider of security alarm monitoring and related services

     Proven operating and financial track record


PAGE 19
                       Western Resources
                          Gas Strategy

PAGE 20
                             ONEOK
                             [Logo]

PAGE 21
                          Gas Strategy

     Converted business requiring $20 million of cash annually to a positive $40 million cash dividend

     Hold 45% ownership interest in ONEOK

          3.1 million shares common stock

          20 million shares voting convertible preferred

     Current value is $1 billion


PAGE 22
                          Gas Strategy

     Currently 8th-largest natural gas LDC in nation

          More than 1.4 million natural gas customers

          25% of net income from unregulated operations

     Goal of being one of the top 3 natural gas providers

          Well capitalized to fund growth

          Experienced management team


PAGE 23
                       Western Resources
                       Electric Strategy


PAGE 24
                         Westar Energy
                              [Logo]
PAGE 25
                       Electric Strategy

     Grow the business

          Expand geographic footprint - grow customer base and generation

          Continue to be a low-cost energy provider

          Reduce costs further through reorganization and economies of scale


PAGE 26
                       Electric Strategy

     Short-Term:
          8,500 megawatts of generation
          1 million electric customers
          $8.2 billion in assets
          $2 billion in annual revenues


PAGE 27
                       Electric Strategy

     Long-Term:
          Super-regional competitor
          Strong marketing presence
          Competitive cost profile
          20,000 megawatts of generation


PAGE 28
                       Western Resources
                     Business Plan Summary


PAGE 29
                        Management Focus

     Growth:

          25%+ growth in security business

          Be one of the top 3 natural gas providers

          Double the size of electric company after KCPL merger


PAGE 30
                        Management Focus

     Efficiencies:

          Improve margins

          Created corporate structure with separate lines of business

          Parent company focused on cross business unit synergies


PAGE 31
                       Management Focus

     Continue Acquisitions

          Fill in business lines

          Enter new lines of business


PAGE 32

                    Western Resources Value

                                   Shares       Market       Value
                                 (millions)     Price*     (millions)
                                 ----------    --------    ----------
Protection One                      70.8       $10.3750     $  734.6
ONEOK - common                       3.1        39.0625        121.1
      - convertible preferred       20.0        43.8125**      876.3
Westar Energy                      249.2        12.0000***   2,990.4
Hanover Compressor                   3.2        25.9375         83.0
Onsite Energy                        5.6         1.2500          7.0
Unregulated Investments,
  (net of debt)                                                198.3
Western Resources Debt                                        (300.0)
                                                            ---------
Western Resources Value                                     $4,710.7

Value per Western Resources Share   99.8                      $47.20


  * Based on share closing price at 5/29/98
 ** Includes estimated $4.75 per share premium over the common stock market price
*** Wester Energy price estimated by dividing the expected initial dividend of $0.72 by an average utility yield of 6%


PAGE 33
                       Western Resources
             Committed to growing shareowner value


PAGE 34

     Forward-Looking Statements: Certain matters discussed in this presentation are "forward-looking statements." The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we "believe", "anticipate," "expect" or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations, or goals. Such statements address future events and conditions concerning capital expenditures, earnings, litigation, rate and other regulatory matters, possible corporate restructurings, mergers, acquisitions, dispositions, liquidity and capital resources, interest and dividend rates, environmental matters, changing weather, nuclear operations, and accounting matters. What happens in each case could vary materially from what we expect because of such things as electric utility deregulation, including ongoing state and federal activities; future economic conditions; legislative developments; our regulatory and competitive markets; and other circumstances affecting anticipated operations, revenues and costs.

The following questions were received via the Internet on our WRI/KCPL joint web site and were answered on or about June 11, 1998:


1) Since it appears that Western Resources will be below the $38.23 level, what will be the ratio of KCPL shares to Western Resources shares?

2) Are the brokerage houses that are advising you willing to guarantee the $10.50 share price for Westar Energy?

3)   Why is there going to be still two companies instead of just Western
Resources?


Answers:

1) The Amended Merger Agreement dated March 18, 1998, includes a number of steps above and below the $38.28 to $47.00 price collar. The Western Resources average price to be used to determine the conversion ratio will be the 20-day average price 10 days prior to the completion of the merger. This will occur after receipt of all necessary approvals.

2) There is no guarantee of the future value of the Westar Energy common stock. The estimated $10 to $12 value has been determined using current electric utility measures applied to estimated dividend payments.

3) The separate utility structure allows shareowners to participate in a pure play electric company while also participating in the more diverse holdings of Western Resources.